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                                                                    Exhibit 4.01

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Rights Agreement") is made and entered into as of September __, 1999 (the "Effective Date"), by and between Autoweb.com Inc., Inc., a Delaware corporation ("Company"), and The Gale Group, Inc., a Delaware corporation ("Stockholder").

                                R E C I T A L S
                                - - - - - - - -

     A. Stockholder and Company have entered into an Asset Purchase Agreement (the "Acquisition Agreement") dated as of September __, 1999, pursuant to which Company will acquire substantially all of the assets of the Automotive Information Center division of Stockholder (the "Acquisition").

     B.   As a condition precedent to the consummation of the Acquisition,
Section 3.2 of the Acquisition Agreement provides that the Company shall grant Stockholder certain registration rights with respect to the shares of Company's Common Stock that are issued to the Stockholder in the Acquisition (the "Acquisition Shares"), subject to the terms and conditions set forth in the Acquisition Agreement and this Rights Agreement.

     NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.  REGISTRATION RIGHTS.
         -------------------

          1.1  Definitions.  For purposes of this Section 1:
               -----------

               (a) Registration.  The terms "register," "registered," and
                   ------------
"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and any post-effective amendments filed or required to be filed and the declaration or ordering of effectiveness of such registration statement.

               (b) Registrable Securities. The term "Registrable Securities"
                   ----------------------
means: (1) all of the Acquisition Shares, and (2) any shares of Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Acquisition Shares; excluding in all
                                                           ---------
cases, however, (i) any Registrable Securities sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with Section 2 of this Rights Agreement, or (ii) any Registrable Securities sold in a public offering pursuant to a registration statement filed with the SEC, sold to the public pursuant to Rule 144 promulgated under the 1933 Act ("Rule 144") or sold to the public in any other transaction exempt from the registration requirements of the 1933 Act.
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               (c) Prospectus.  The term "Prospectus" shall mean the prospectus
                   ----------
included in any registration statement filed pursuant to the provisions hereof (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the 1933 Act), as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such registration statement), and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

               (d) Holder. For purposes of this Rights Agreement, the term
                   ------
"Holder" means any person owning of record Registrable Securities.

               (e) SEC.  The term "SEC" or "Commission" means the U.S.
                   ---
Securities and Exchange Commission.

          1.2  Registration.
               ------------

               (a) Form S-1 Shelf Registration. Company shall prepare and file
                   ---------------------------
with the SEC following the Closing (as defined in the Acquisition Agreement), and use its commercially reasonable efforts (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the 1933 Act) to have declared effective no later than November 5, 1999, a "shelf" registration statement pursuant to Rule 415 under the 1933 Act on Form S-1 (the "S-1 Shelf Registration") providing for the resale by each Holder of all of the Registrable Securities then owned by the Holders. Company shall keep the S-1 Shelf Registration continuously effective, pursuant to the rules, regulations or instructions under the 1933 Act applicable to the registration statement used by Company for such S-1 Shelf Registration, for such period (the "S-1 Shelf Effectiveness Period") ending on the earlier of (i) second anniversary of the Closing Date (as defined in the Acquisition Agreement), (ii) the effective date of the Company's registration statement on Form S-3 (the "S-3 Shelf Registration") providing for the resale by the Holders of all of the Registrable Securities then owned by the Holders or (iii) the date on which the Registrable Securities cease to meet the definition of Registrable Securities pursuant to
Section 1.1(b) hereof. The S-1 Shelf Registration may not include other securities of the Company which are held by other stockholders of the Company.

               (b) Form S-3 Shelf Registration. As soon as practicable after it
                   ---------------------------
is eligible to use Form S-3 under the 1933 Act (or any successor form), the Company shall use its commercially reasonable efforts to file with the SEC a "shelf" registration statement on Form S-3 (the "S-3 Shelf Registration") providing for the resale by each Holder of all of the Registrable Securities then owned by the Holders. The Company shall (1) use its commercially reasonable efforts to become eligible to use Form S-3 and provided it is Form S-3 eligible, to have such S-3 Shelf Registration declared effective no later than two days after the Company has issued its first quarter earnings release (which the Company expects to be on or about April 17, 2000) or if it is not then Form S-3 eligible, to have such S-3 Shelf Registration declared effective two business days after the Company is eligible under the 1933 Act to have declared effective a S-3 Shelf

                                       2
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Registration, and (ii) keep the S-3 Shelf Registration continuously effective, pursuant to the rules, regulations or instructions under the 1933 Act applicable to the registration statement used by Company for such S-3 Shelf Registration, for such period (the "S-3 Shelf Effectiveness Period") ending on the earlier of
(i) the second anniversary of the Closing Date (as defined in the Acquisition Agreement) or (ii) the date on which the Registrable Securities cease to meet the definition of Registrable Securities pursuant to Section 1.1(b) hereof. The S-3 Shelf Registration may not include other securities of the Company which are held by other stockholders of the Company.

               (c) Timing and Manner of Sales. Any sale of Registrable
                   --------------------------
Securities, in whole or in part, pursuant to the S-1 Shelf Registration or the S-3 Shelf Registration, as applicable, under this Section 1.2 may be made only during a "Permitted Window" (as defined in Section 1.2(f) below). In addition, any sale of Registrable Securities pursuant to a the S-1 Shelf Registration or the S-3 Shelf Registration, as applicable, under this Section 1.2 may only be made in accordance with the method or methods of distribution of such Registrable Securities that are described in the registration statement for the S-1 Shelf Registration or the S-3 Shelf Registration, as applicable, and permitted by such form of registration statement, which methods of distribution will be specified by the Holders in their Notice of Resale (as defined below).

               (d) No Underwritings. No sale of Registrable Securities under
                   ----------------
either the S-1 Shelf Registration nor the S-3 Shelf Registration, as applicable, effected pursuant to this Section 1.2 may be effected pursuant to any underwritten offering without the Company's prior written consent, which may not be unreasonably withheld.

               (e) Notice of Resale. Before any Holder may make any sale,
                   ----------------
transfer or other disposition of any Registrable Securities under either the S-1 Shelf Registration or the S-3 Shelf Registration, as applicable, during the S-1 Shelf Effectiveness Period or the S-3 Shelf Effectiveness Period, respectively, a Holder must first give written notice to the Company (a "Notice of Resale") of such Holder's present bona fide intention to so sell, transfer or otherwise dispose of some or all of such Holder's or Holders' Registrable Securities, and the number of Registrable Securities such Holder proposes to so sell, transfer or otherwise dispose of and such Holder's intended plan of distribution of such Registrable Securities (which must conform to the plan of distribution contained in the prospectus for the S-1 Shelf Registration or the S-3 Shelf Registration, as applicable).

               (f) Permitted Window; Sale Procedures.
                   ---------------------------------

(i) During the S-1 Shelf Effectiveness Period, a "S-1 Shelf Permitted Window" means a period commencing on the later of (A) the Company's written notification to the Holders in response to a Notice of Resale in accordance with clause
(iii), or (B) the first day of the second month of each calendar quarter (i.e., November 1, 1999, February 1, 2000, etc.) and ending on the last day of the second month of each calendar quarter (i.e., November 30, 1999, February 29, 2000, etc.) during the S-1 Shelf Effectiveness Period; provided, however, that in the event the Company determines that an amendment to the registration statement is necessary as provided in clause (iii), the S-1 Shelf Permitted Window shall extend beyond the last day of the second month of each quarter so as to permit the Holder to sell Registrable Securities for one day for each day that the registration statement was not effective during the second month of the calendar

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quarter up to a maximum of five (5) business days commencing upon effectiveness of the amended registration statement; provided, further, that if the Company shall determine to register any of its equity securities either for its own account or any other stockholders of the Company, other than a registration relating solely to employee benefits plans or a Rule 145 transaction (a "Company Registration"), the S-1 Shelf Permitted Window shall mean any time during the S-1 Shelf Effectiveness Period that the Company or other stockholders of the Company are permitted to sell in the Company Registration.

                    (ii) During the S-3 Shelf Effectiveness Period, a "S-3 Shelf Permitted Window" means any time following the Company's written notification to the Holders in response to a Notice of Resale in accordance with clause (iii).

                    (iii)   Upon receipt of a Notice of Resale (unless a
                                                                ------
certificate of the President or the Chief Financial Officer of the Company is delivered as provided in Section 1.3(b) below), the Company shall give written notice to all Holders as soon as practicable, but in no event more than two (2) business days after the Company's receipt of such Notice of Resale that either:
(A) the prospectus contained in the registration statement for the S-1 Shelf Registration or the S-3 Shelf Registration, as applicable, is current (it being acknowledged that it may be necessary for the Company during this period to supplement the prospectus or make an appropriate filing under the Securities Exchange Act of 1934, as amended (the "1934 Act"), so as to cause the prospectus to become current) and that (as applicable) the Permitted Window will commence on the date of such notice by the Company; or (B) the Company is required under the 1933 Act and the regulations thereunder to amend the registration statement for the S-1 Shelf Registration or the S-3 Shelf Registration, as applicable, in order to cause the prospectus to be current. In the event that the Company determines that an amendment to the registration statement is necessary as provided above, it shall file and cause such amendment to become effective as soon as practicable; whereupon it shall promptly notify the Holders that the Permitted Window will then commence.

               (g) Trading Window Compliance. Each Holder acknowledges that the
                   -------------------------
Company maintains an Insider Trading Compliance Program and an Insider Trading Policy, as such may be amended (the "Company Trading Policy") and that the Company Trading Policy requires that those directors, officers, and employees whom the Company determines to be "Access Personnel" or otherwise subject to the "trading window" and pre-clearance requirements of the Company Trading Policy (and members of their immediate families and households) are permitted to effect trades in Company securities: (i) only during those specified time periods ("trading windows") in which such persons are permitted to make sales, purchases or other trades in the Company's securities under the "trading window" provisions of the Company Trading Policy; and (ii) only after pre-clearance of such sales, purchases or other trades with the Company's Insider Trading Compliance Officer. If a Holder is or becomes subject to the "trading window" and/or "pre-clearance" provisions of the Company Trading Policy described above, then, notwithstanding anything herein to the contrary, such Holder may sell, transfer and dispose of Registrable Securities only during those trading windows during which such Company Access Personnel are permitted to effect trades in the Company stock under the Company Trading Policy and only after pre-clearing such trades with the Company's Insider Trading Compliance Officer as provided in the Company Trading Policy.

               (h) Expenses. All reasonable expenses, including, without
                   --------
limitation, all registration and filing fees, printing expenses, blue sky fees and expenses, the expense of any special audits incident to or required by such registration and all reasonable fees and disbursements of one counsel retained by the Holders of a majority of Registrable Securities to be included in the registration, other than underwriting discounts and brokers commissions, incurred in connection with the S-1 Shelf Registration Statement and the S-3 Shelf Registration Statement shall be borne by Company.



          1.3  Limitations.  Notwithstanding the provisions of Section 1.2
               -----------
above, the Company shall not be obligated to effect any registration, qualification or compliance of Registrable Securities pursuant to Section 1.2 of this Agreement, and the Holders shall not be entitled to sell Registrable Securities pursuant to any registration statement filed under Section 1.2 of this Agreement:

               (a) if the Company shall furnish to the Holders a certificate signed by the President or Chief Financial Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Permitted Window to be in effect at such time, due, for example, to the existence of a material, non-public development or potential material, non-public development involving the Company which the Company would be obligated to disclose in the prospectus contained in the S-1 Shelf Registration or the S-3 Shelf Registration, as applicable, which disclosure would, in the good faith judgment of the Board of Directors of the Company, be premature or otherwise inadvisable at such time or would have a material adverse affect upon the Company and its stockholders, in which event the Company shall have the right to defer a Permitted Window after receipt of a Notice of Resale from the Holders pursuant to this Section 1.3(a) for (x) one period of not more than fifteen (15) days during the S-1 Shelf Effectiveness Period and (y) two periods of not more than forty-five (45) days during the S-3 Shelf Effectiveness Period provided that the postponement periods shall not be consecutive;

               (b) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service of process in such jurisdiction and except as may be required by the 1933 Act or applicable rules and regulations thereunder;

               (c) if the SEC refuses to declare such registration effective due to the participation of any particular Holder in such registration (unless such Holder withdraws all such Holder's Registrable Securities from such registration statement); or

               (d) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

               (e) use its commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the Holders to enable the Holders to consummate the disposition of the Registrable Securities in accordance with the plan of distribution in the registration statement.

               (f) if requested by the Holders, promptly incorporate in such registration statement or Prospectus, pursuant to a supplement or post-effective amendment, if necessary, such information as the Holders may reasonably request to have included therein, including, without limitation, information relating to plan of distribution, number of shares of Registrable Securities being sold, the purchase price being paid and any other terms of the offering and make all required filings of any such prospectus supplement or post-effective amendment as soon as possible after the Company is notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

               (g) include in such registration statements any additional securities that become Registrable Securities by operation of the definition thereof.

               (h) use its commercially reasonable efforts to cause all Registrable Securities included in any registration pursuant hereto to be listed on each securities exchange on which securities of the same class are then listed or, if not then listed on any securities exchange, to be eligible for trading in any over-the-counter market or trading system in which securities of the same class are then traded.


     1.4   Obligations of Company. Company shall, as expeditiously as reasonably
           ----------------------
possible:

               (a) Prepare promptly and file with the SEC the S-1 Shelf Registration and S-3 Shelf Registration as provided in Sections 1.2(a) and (b), respectively, which registration statements (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and cause such registration statements to become effective as provided in Sections 1.2(a) and
(b).

               (b) Prepare promptly and file with the SEC such amendments and supplements to such registration statements and the Prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statements.

               (c) Furnish to Holders such number of copies of the applicable registration statement and of each amendment and supplement thereto (in each case including all exhibits) and the Prospectus, including each preliminary Prospectus, any summary Prospectus or any term sheet (as such term is used in Rule 434 under the 1933 Act) and any other Prospectus filed under Rule 424 under the 1933 Act in conformity with the requirements of the 1933 Act, and such other documents including, without limitation, documents incorporated by reference, as reasonably requested in order to facilitate the disposition of the Registrable Securities owned by it that are included in such registration.

               (d) Use its commercially reasonable efforts to register and qualify the Registrable Securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Holders, and keep such registration or qualification in effect for so long as the applicable registration statement remains in effect and take any other action which may be reasonably necessary or advisable to enable the Holders to consummate the sale of such Registrable Securities, provided that Company shall not be required in connection therewith or as a condition thereto to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service of process in such jurisdiction and except as may be required by the 1933 Act or applicable rules and regulations thereunder.

               (e) Notify each Holder promptly (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to such registration statement or related prospectus or for additional information,
(ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (iii) of the receipt by Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) of the happening of any event which makes any statement made in the registration statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or Prospectus so that it will not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (v) of Company's determination that a post-effective amendment to the registration statement would be appropriate.

          1.5   Furnish Information.  It shall be a condition precedent to the
                -------------------
obligations of Company to take any action pursuant to Section 1.2 that each Holder shall furnish to Company such information regarding Holder, the Registrable Securities held by Holder, and the intended method of disposition of such securities as shall be required to timely effect the registration of Holder's Registrable Securities. The Company shall furnish to the Holders copies of any registration statement (including all exhibits) and any Prospectus forming a part thereof and any amendments and supplements thereto (including all documents incorporated by reference) sufficiently in advance of its use and/or filing with the SEC (but in no event less than two business days in advance) to allow Holders a meaningful opportunity to comment thereon, and the Company shall not file or use any such registration statement to which the Holders shall reasonably object.

          1.6   Delay of Registration.  No Holder will have any right to obtain
                ---------------------
or seek an injunction restraining or otherwise delaying any registration that is the subject of this Rights Agreement as a result of any controversy that might arise with respect to the interpretation or implementation of this Rights Agreement.

          1.7   Indemnification
                ---------------

               (a)   By Company.  To the extent permitted by law, Company will
                     ----------
indemnify and hold harmless each of the Holders, and each of the officers, directors, employees and agents of a Holder or underwriter (as defined in the 1933 Act) and each person, if any, who controls a Holder within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                    (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, including any preliminary, final or summary Prospectus, offering circular or other document contained therein or in any amendments or supplements thereto;

                    (ii) the omission or alleged omission to state in the registration statement, including any preliminary, final or summary Prospectus, offering circular or other document contained therein or in any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                    (iii) any violation or alleged violation by Company of the 1933 Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement.

Company shall reimburse each Holder, such officer, director, employee or agent, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the
                                               -------- -------
indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Company (which consent shall not be unreasonably withheld), nor shall Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration statement by Holder, or by such, officer, director, employee, agent, underwriter or controlling person of any Holder.

               (b) By Holders. To the extent permitted by law, each Holder will,
                   ----------
if Registrable Securities held by it are included in the securities covered by such registration statement, indemnify and hold harmless on a several but not joint basis, the Company, each of its directors and officers who have signed the Registration Statement, each person, if any, who controls Company within the meaning of the 1933 Act, any other employee or agent of Company, each other Holder, each person, if any, who controls such Holder within the meaning of the 1933 Act, and any other employee or agent of such Holder, against any losses, claims, damages or liabilities to which Company or any such director, officer, or controlling person, employee or agent may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration statement; and such Holder shall reimburse any legal or other expenses reasonably incurred by Company or any such director, officer, or controlling person, employee or agent in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection
--------  -------
1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; and
provided further, that the total amounts payable in indemnity by Holder under
-------- -------
this Section 1.7(b) in respect of any Violation shall not exceed the net proceeds received by Holder in the registered offering out of which such Violation arises.

               (c) Notice. Promptly after receipt by an indemnified party under
                   ------
this Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement of such an action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided,
                                                                   --------
however, that an indemnified party shall have the right to retain its own
-------
counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall (to the extent of such prejudice) relieve such indemnifying party of any liability to the indemnified party under this Section 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement. Each indemnified party shall promptly furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

               (d) Defect Eliminated in Final Prospectus. The foregoing
                   -------------------------------------
indemnity agreements of Company and such Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the Registration Statement becomes effective or in the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreements shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the 1933 Act.

               (e) Contribution.  In order to provide for just and equitable
                   ------------
contribution to joint liability under the 1933 Act in any case in which either
(i) Holder (and/or any officer, director, employee, agent, underwriter or controlling person who may be indemnified under Section 1.7(a)), makes a claim for indemnification pursuant to this Section 1.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.7 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of such Holder (and/or any officer, director, employee, agent, underwriter or controlling person who may be indemnified under Section 1.7 (a)) in circumstances for which indemnification is provided under this Section 1.7; then, and in each such case, Company and such Holder (and/or such other person) will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in proportion to their relative fault as determined by a court of competent jurisdiction; provided however, that in no
                                                 -------- -------
event, except in instances of intentional fraud by the Holder in which case there is no limitation (i) shall any Holder be responsible for more than the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement (less underwriting discounts and commissions) or
(ii) shall a Holder be required to contribute any amount in excess of the public offering price of all such securities offered and sold by such Holder pursuant to such registration statement (less underwriting discounts and commissions); and in any event, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

               (f) Survival. The obligations of Company and such Holder under
                   --------
this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement.

          1.8  Duration and Termination of Company's Obligations.  Company will
               -------------------------------------------------
have no obligations pursuant to Section 1.2 of this Rights Agreement with respect to any Notice of Resale or other request or requests for registration (or inclusion in a registration) made by any Holder or to maintain or continue to keep effective any registration or registration statement pursuant hereto:
(a) after the expiration or termination of the S-1 Shelf Effectiveness Period and the S-3 Shelf Effectiveness Period; or (b) if all Registrable Securities have been registered and sold pursuant to a registration effected pursuant to this Rights Agreement and/or have been transferred in transactions in which registration rights hereunder have not been assigned in accordance with this Agreement.

          1.9  Rule 144 Reporting.  With a view to making available the benefits
               ------------------
of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without registration, the Company agrees to:

               (i) make and keep public information available as those terms are understood and defined in Rule 144 under the 1933 Act, at all times;

               (ii) use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

               (iii) so long as the Holders own any Registrable Securities, furnish to the Holders upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the 1933 Act and the 1934 Act and such other reports and documents as each of the Holders may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holders to sell any such securities without registration.

     2.  ASSIGNMENT.
         ----------

         2.1  Assignment.  Notwithstanding anything herein to the contrary, the
              ----------
registration rights of a Holder under Section 1 hereof may be assigned only to a party who acquires from a Holder at least 30,000 Registrable Securities or as a distribution made by a Holder which is a partnership to partners of such Holder of Registrable Securities (such assignee shall be considered thereafter to be a Holder); provided, however that no party may be assigned any of the foregoing
         --------  -------
rights until Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of Company as to which the rights in question are being assigned;

provided, further that any such assignee shall receive such assigned rights
--------  -------
subject to all the terms and conditions of this Rights Agreement, including without limitation the provisions of this Section 2.

     3.  GENERAL PROVISIONS.
         ------------------

         3.1  Notices.  Any notice, request or other communication required or
              -------
permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, delivered by nationally recognized overnight courier or if delivered by registered or certified mail, return receipt requested, postage prepaid, as follows:

          (a)  if to Company, at:


               Autoweb.com, Inc.
               3270 Jay Street, Building 6
               Santa Clara, CA 95054
               Attention: President

               Facsimile:

               with a copy to:

               Fenwick & West LLP
               Two Palo Alto Square
               Palo Alto, CA  94306
               Attention:  Fred M. Greguras, Esq.
               Facsimile:  650-494-1417

          (b)  If to Holders:


               To the address set forth on Exhibit A hereto.

               with a copy to:

               The Thomson Corporation
               One Station Place
               Stamford, Connecticut 06902
               Attention:  General Counsel
               Facsimile:  203-357-9762

Any party hereto (and such party's permitted assigns) may by notice so given provide and change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered on the date of such delivery, when delivered by nationally recognized overnight courier on the first business day following the date of such delivery or when delivered by registered or certified mail on the third business day after the date of such delivery.

          3.2  Entire Agreement.  This Rights Agreement and the Acquisition
               ----------------
Agreement constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

          3.3  Amendment of Rights.  Any provision of this Rights Agreement may
               -------------------
be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Company and Holders of a majority of all Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 3.3 shall be binding upon each Holder, each permitted successor or assignee of such Holder and Company.

          3.4  Governing Law.  This Rights Agreement shall be governed by and
               -------------
construed exclusively in accordance with the laws of the State of Delaware, excluding that body of law relating to conflict of laws.

          3.5  Severability.  If one or more provisions of this Rights Agreement
               ------------
are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Rights Agreement and the balance of this Rights Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

          3.6  Third Parties.  Nothing in this Rights Agreement, express or
               -------------
implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Rights Agreement.

          3.7  Successors And Assigns. Subject to the provisions of Section 2.1,
               ----------------------
the provisions of this Rights Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

          3.8  Captions.  The captions to sections of this Rights Agreement have
               --------
been inserted for identification and reference purposes only and shall not be used to construe or interpret this Rights Agreement.

          3.9  Counterparts.  This Rights Agreement may be executed in
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.10  Legends.
                -------

          Each Holder understands that prior to the effectiveness of the registration statements certificates or other instruments representing any of the Registrable Securities acquired by Holder will bear legends substantially similar to the following, in addition to any other legends required by federal or state laws:

          THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

          Each Holder agrees that, in order to ensure and enforce compliance with the restrictions imposed by applicable law and those referred to in the foregoing legends, or elsewhere herein, Company may, prior to the effectiveness of the registration statements issue appropriate "stop transfer" instructions to its transfer agent, if any, with respect to any certificate or other instrument representing Registrable Securities, or if Company transfers its own securities, that it may make appropriate notations to the same effect in Company's records. A certificate shall not bear such legend if the Holder shall have delivered to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that the securities being sold may be publicly sold without registration under the 1933 Act. The foregoing shall not be deemed to effect the obligations of the Company under this Rights Agreement.



                  [Remainder of Page Left Intentionally Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Rights Agreement as of the date and year first above written.

COMPANY:                                  STOCKHOLDER:

Autoweb.com Inc.                          The Gale Group, Inc.


By: /s/ S M Hedgpeth                     By: /s/ Allen W. Paschal
    ---------------------------              ---------------------------


Its:  V P                                Its:  CEO
     -----------------------------            -----------------------------